                                                                      EXHIBIT n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated April 16, 2003, relating to the statement of net assets of the PIMCO High Income Fund as of April 15, 2003. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP
New York, New York
April 23, 2003